Exhibit 99.1

Silexion Therapeutics collaborates with Evonik on Advanced siRNA
Formulation Development

Silexion is collaborating with Evonik on the development of a long-acting siRNA PLGA microparticle formulation, which has demonstrated high efficacy in preclinical models for
KRAS-mutated cancers.

GRAND CAYMAN, Cayman Islands, December 17, 2024 – Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotech developing RNA interference (RNAi) therapies for KRAS-driven cancers, today revealed its ongoing collaboration with Evonik, a global leader in specialty chemicals, for the development of an advanced siRNA formulation aimed at enhancing cancer treatment efficacy.

Through this existing collaboration, Evonik’s proprietary biodegradable long-acting PLGA (RESOMER®) microparticle formulation was used for SIL-204, Silexion’s next-generation siRNA candidate. This innovative formulation has demonstrated high efficacy in preclinical models using mice with human pancreatic tumor cell lines carrying various KRAS mutations. By leveraging Evonik’s formulation expertise, Silexion aims to deliver sustained-release RNAi therapy, allowing for more effective targeting of KRAS mutations—one of the most challenging genetic drivers in oncology.

“We are pleased to share the details of our collaboration with Evonik Corporation, which has led to this advanced delivery system for SIL-204,” said Ilan Hadar, Chairman and CEO of Silexion Therapeutics. “Through this ongoing collaboration, we’ve leveraged Evonik’s expertise to create a sustained-release formulation that enhances the stability and targeting of SIL-204, as part of our commitment to advancing RNAi therapies for KRAS-driven cancers.”

About Silexion Therapeutics

Silexion Therapeutics (NASDAQ: SLXN) is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The company's first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL-204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy, ongoing preclinical studies, and collaboration with Evonik Corporation, are forward-looking statements. These forward-looking statements are generally identified by terminology such as "may," "should," "could," "might," "plan," "possible," "project," "strive," "budget," "forecast," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "potential," or "continue," or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion’s ability to successfully complete preclinical studies; (ii) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities; (iv) expectations regarding the continuation or outcome of partnerships or other relationships with third parties, including Evonik Corporation; (v) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital; and (vi) other risks and uncertainties set forth in the documents filed or to be filed with the SEC by the company. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

CONTACT:

Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

ARX | Capital Markets Advisors
North American Equities Desk
silexion@arxadvisory.com